Exhibit 10.32

THIRD AMENDMENT TO THE
1996 STOCK INCENTIVE PLAN OF
US AIRWAYS GROUP, INC.
(As amended and restated effective May 23, 2000)

           WHEREAS, US Airways Group, Inc. (the Company") maintains the 1996 Stock Incentive Plan of US Airways Group, Inc., as amended and restated as of May 23, 2000 (the "Plan"); and

           WHEREAS, Section 13 of the Plan provides that the Human Resources Committee of the Board of Directors of the Company may amend the Plan from time to time, subject to the limitations set forth therein; and

           WHEREAS, the Company desires to amend the Plan.

           NOW, THEREFORE, the Plan is hereby amended as follows:

           1.        The second paragraph of section 10 of the Plan is hereby restated in its entirety to read as follows:

           The Committee may permit individual exceptions to the requirements of this section by extending the period in which Options may be exercised, provided, however, that no
           Options may be extended past the earlier to occur of (i) their expiration date or (ii) five years following termination of employment.

           This Third Amendment shall be effective January 15, 2002, the date of its adoption by the Committee.